INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-91909 of ePlus inc. on form S-8 of our report dated June 22, 2001, appearing in the Annual Report on Form 10-K of ePlus inc. For the year ended March 31, 2001.



McLean Virginia
June 28, 2001